                            RETENTION BONUS AGREEMENT


     This Agreement made as of the 31st day of October, 1998, by and between JACOBS MANAGEMENT CORPORATION, a Delaware corporation ("JMC") and ROGER R. CLOUTIER, II ("CLOUTIER");

     WHEREAS, JMC provides management services to Genmar Holdings, Inc. ("GENMAR") pursuant to a management agreement with Genmar; and

     WHEREAS, Cloutier has accomplished significant results as Executive Vice President and Chief Financial Officer of Genmar; and

     WHEREAS, JMC and Genmar consider that Cloutier's continued employment as Executive Vice President and Chief Financial Officer of Genmar is critical to the successful conduct of Genmar's business during the period ending August 4, 1999; and

     WHEREAS, JMC has agreed to make the payment to Cloutier as hereafter provided in order to retain his services for Genmar during the period ending August 4, 1999; and

     WHEREAS, Cloutier has agreed to remain employed as Executive Vice President and Chief Financial Officer of Genmar at least until August 4, 1999 on the terms and conditions hereinafter set forth,

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter stated, the parties agree as follows:


     1. JMC agrees to pay Cloutier a retention bonus (the "RETENTION BONUS") in the amount of $2,860,000 on August 4, 1999 (the "PERFORMANCE DATE") on the express condition that he has acted continuously from the date hereof to the Performance Date as the Executive Vice President and Chief Financial Officer of Genmar; provided, however, if Cloutier is not employed as Executive Vice President and Chief Financial Officer on the Performance Date because his employment was terminated by Genmar without cause, as hereafter defined, prior to the Performance Date or because of his death or physical or mental disability, JMC agrees to pay Cloutier the Retention Bonus on the Performance Date. If Cloutier is deceased on the Performance Date, the payment shall be made to the personal representative of his estate or to such other party as Cloutier may designate by written notice to JMC.

     For purposes of this Retention Bonus Agreement, the occurrence of any of the following shall constitute termination of employment without cause:

          (a) the assignment of Cloutier of any duties that are inconsistent in any respect with his authority, duties, responsibilities or position as Executive Vice President and Chief Financial Officer of Genmar (including status, office, title or reporting relationships to or by Cloutier);

          (b) requiring Cloutier to be based or spend significant time at any office or location other than that at which he was based as of the date hereof, except for travel reasonably required in the performance of his duties; or

          (c) any other action which results in the diminution in Cloutier's authority, duties, responsibilities or position.

     2. If Cloutier is in fact paid the Retention Bonus as set forth in paragraph 1 hereof, Cloutier agrees that such payment is in lieu of and a substitution for any and all benefits that he would otherwise be eligible for or entitled to under the Genmar Executive Severance Pay Plan which became effective on March 17, 1998 unless he remains employed by Genmar for at least one year after the Performance Date. If, for any reason Cloutier is not paid the Retention Bonus as set forth in paragraph 1 hereof, Cloutier shall be eligible for and entitled to the benefits, if any, provided to him under the provisions of the Genmar Executive Severance Pay Plan which became effective March 17, 1998.

     3. In consideration of the receipt of the Retention Bonus amount specified in paragraph 1, Cloutier agrees that upon termination of his employment for any reason he will not for a period of three years after termination of his employment engage in the business of building recreational boats of any type or description either as a consultant, employee, partner, shareholder, or otherwise and that he will hold in a fiduciary capacity, for the benefit of Genmar, all secret, confidential, or proprietary information, knowledge or data related to Genmar and its respective subsidiaries which shall have been obtained by Cloutier during his employment by Genmar and which shall not be or become public knowledge, including, but not limited to, information regarding vendors, consultants, customers, dealers and agents of Genmar.

     4. Other than as specifically and expressly provided herein, this Agreement shall not constitute a contract of employment for a term and Cloutier acknowledges that he is and remains an employee of Genmar at will. Nothing herein is intended to alter or affect the terms and conditions of employment currently in effect regarding his duties, compensation or other benefits. 5. For the purpose of this Agreement, cause is defined as:

          (a) Cloutier's willful failure to perform his duties as Executive Vice President and Chief Financial Officer; or

          (b) any willful act or omission by Cloutier constituting dishonesty, fraud or other malfeasance, and any act or omission by Cloutier constituting immoral conduct, which in any such case is materially injurious to the financial condition or business reputation of Genmar or any of its subsidiaries or Cloutier's indictment of a felony under the laws of the United States or any state thereof or any other jurisdiction in which Genmar conducts business.

          (c) For purposes of this definition, no act or failure to act shall be deemed "willful" unless effected by Cloutier not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to Genmar's best interests.

     6. The parties hereto agree that Genmar is a third party beneficiary of this Agreement and entitled to seek enforcement of the terms hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.

                                   JACOBS MANAGEMENT CORPORATION


                                   By:  [ILLEGIBLE]
                                      ------------------------------
                                       Its: Ex V.P. Finance
                                           -------------------------


                                   /s/ Roger R. Cloutier, II
                                   ---------------------------------
                                   ROGER R. CLOUTIER, II